Industrial Mineral Product Order Contract

Party A: Xi’an Guolian Spiral Tubulation Co., Ltd.   Contract No.:
Party B: Xi’an Ronglian Steel Pipe Sales Co., Ltd.    Execution Place:
Representative of the organization for placement of order :
Date:

Article 1 Product, Grade Mark, Specification, Quantity, Price, Delivery Time and Quantity
Name	Model Number	Specification	(t)	Quantity	Unit Price	Total Amount	Delivery Time
SSAW	Q235B	426*7	ton	320			Delivery by instalments on the request of Party B. Party B shall notify Party A 20 days before each delivery.
SSAW	Q235B	529*8	ton	450
SSAW	Q235B	630*8	ton	480
Total:                                                                                                                       Yuan

Article 2 Quality and Technical Standard:

The quality of goods supplied by the Party B must satisfy the requirements specified by the technical specifications: GB/T9711.1-1997

Article 3 Place of collection (delivery) and method: Warehouse of Party A at Xi’an

Article 4. Transportation method and destination port and Fee: Party B collects the goods and bears all the costs for transportation.

Article 5: Reasonable waste and method of calculating weight:  Theoretical weight

Article 6: Inspection and Acceptance Standard: GB/T9711.1-1997.

Article 7: Payment and Term: Deliver goods by stalment and payment by instalment, final settlement on the basis of actual delivery amount.

Article 8: Guarantee (if any) in written agreement as annex to this contract:

Article 9: Liability:  In accordance with P.R.C. Contract Law

Article 10: Settlement of Disputes
1)The final decision shall be made by the Xi’an Arbitration Commission (If both parties choose other ways to settle the disputes, this article is not applicable.)
2) Settle the disputes in accordance with P.R.C. Contract Law.

Party A:	Party B:

Xi’an Guolian Spiral Tubulation Co., Ltd.	Xi’an Ronglian Steel Pipe Sales Co., Ltd.

(SEAL)	(SEAL)

Authorized representative (Signature):	Authorized representative (Signature):

Agent:	Agent:

TEL:	TEL:

Account bank:	Account bank:

Account number:	Account number:

Zip Code:	Zip Code: